EXHIBIT 99.1


[COMPANY LOGO OMITTED]


             Qwest Communications Provides Current Status Of Ongoing
                Analysis Of Its Accounting Policies And Practices

  Company Withdraws Guidance For Full-Year 2002; Will Report Results For Second
                 Quarter 2002 And Guidance For 2002 On August 8


DENVER, July 28, 2002 - Qwest Communications International Inc. (NYSE: Q) today announced the current status of the ongoing analysis of its accounting policies and practices, including its policies and practices with respect to revenue recognition in connection with sales of optical capacity assets (IRUs). Earlier this year the company and its board of directors began an analysis of, among other things, revenue recognition and accounting treatment for optical capacity sales (particularly sales to customers from which the company agreed to purchase optical capacity assets), the sale of equipment by the company to certain customers and changes in the production schedules and lives of some of its directories.

Based on the analysis to date, the company has determined that it has in some cases applied its accounting policies incorrectly with respect to certain optical capacity asset sale transactions in 1999, 2000 and 2001. Certain adjustments may be required to correct the period in which the revenue was recognized with respect to some transactions, and other adjustments may be required to reverse the recognition of revenue with respect to other transactions. In addition, further adjustments are required to account for certain sales of equipment in 2000 and 2001 that the company had previously determined had been recorded in error. In the fourth quarter of 2001, the company reduced revenue and adjusted EBITDA related to these equipment transactions. The company has also determined that in a limited number of transactions it did not properly account for certain expenses incurred for services from telecommunications providers in 2000 and 2001.

The company is continuing to analyze its accounting policies and practices in consultation with its new auditor, KPMG LLP. When the company completes its analyses, it expects to restate its financial statements for prior periods. The company will attempt to conclude these analyses promptly. However, as a result of the change in the company's auditors and the ongoing investigation by the Securities and Exchange Commission, the company cannot state with certainty when a restatement will be completed. In the meanwhile, the company will seek to comply with its reporting requirements under the securities laws and the rules of the New York Stock Exchange in light of the constraints on completing the restatement.

The company also announced it is withdrawing its financial guidance for the full year 2002 as management reassesses the impact of continuing weakness in the telecommunications sector and the regional economy in the company's 14-state local service area, as well as competitive pressure. The company announced that it will report its results for the second quarter of 2002 and revised guidance for the full year on Thursday, August 8, 2002.

Optical Capacity Sales

The company analyzed its application of the revenue recognition policies approved by its previous auditor, Arthur Andersen LLP, with respect to optical capacity sales and concluded that those policies were incorrectly applied to optical capacity asset transactions in 1999, 2000 and 2001 which totaled approximately $1.16 billion in recognized revenue, and which represented approximately 18 percent of the optical capacity asset transactions in this period. Of this amount, revenue of $591 million was recognized by the company after June 30, 2000, the effective date of the merger of Qwest and U S WEST Inc. (the company that was deemed the accounting acquirer and whose financial statements were carried forward as those of the combined company). $571 million was recognized by Qwest before June 30, 2000 and therefore not included in the company's historical financial statements. KPMG has not participated in this initial analysis of these transactions.

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The $591 million of revenue recognized with respect to the optical capacity asset sales identified in the company's initial analysis represented 1.4 percent and 1.8 percent of total revenue in 2000 and 2001, respectively, and 24.5 percent and 34.5 percent, respectively, of total revenue from optical capacity asset sales in those years. The gross margin for those transactions represented
1.7 percent and 2.4 percent of total adjusted EBITDA in 2000 and 2001, respectively, and 20.2 percent and 35.2 percent of total gross margin for optical capacity asset sales in those years.

The company, in consultation with KPMG, is now analyzing the application of the company's accounting policies to all of the company's optical capacity sales transactions. The company, in consultation with KPMG, is also analyzing the appropriateness of the accounting policies themselves. The company believes that, whether as a result of these continuing analyses or the ongoing investigation by the SEC, the company may conclude that the company recognized revenue inappropriately with respect to the transactions identified in the initial analysis and other optical capacity sales and that the amount of the additional revenue adjustments may be significant. For example, if the company were to determine that certain of the policies as applied to all optical capacity sales were inappropriate, the company may be required to restate its financial statements with respect to optical capacity sales affected by such policies, which could be all optical capacity sales in the relevant periods.

The company has previously disclosed in its annual report on form 10-K that the amounts of revenue and gross margin attributable to all optical capacity sales in 2000 and 2001 were as follows: (1) revenues of $468 million, or 2.8 percent of total revenue, in 2000 and $1.013 billion, or 5.1 percent of total revenue in 2001 and (2) gross margin of $232 million, which is 3.4 percent of adjusted EBITDA, in 2000 and $486 million, which is 6.6 percent of adjusted EBITDA, in 2001. On an after-tax basis, the gross margin of all optical capacity sales was approximately $140 million and $290 million in 2000 and 2001, respectively. Any adjustment of all revenue for optical capacity sales may have a material affect on operating income, net income or earnings per share. Depending upon the ultimate determination of the appropriate accounting treatment, any decreases in these amounts in the periods in which they have been recorded would be partially offset by the amounts that would be recognized over the lives of the agreements if the optical capacity asset sales were instead treated as operating leases or services contracts. The company has previously disclosed that it does not plan on any sales of optical capacity in 2002 that would be treated as sales type leases and require recognition of revenue up front.

The company expects to restate its financial statements for prior periods when it completes its analyses of its accounting policies and practices for optical capacity sales. At this time, the company is unable to estimate the effect of the revenue adjustments in any period, since the determination of the amounts of revenue that may be reversed altogether or deferred to subsequent periods will depend upon which accounting policies, if any, are determined to be inappropriate.

Equipment Sales

The expected restatement of the company's financial statements will also include adjustments for three transactions relating to the sale by the company of equipment to other parties. Two transactions involved related agreements to provide services to or buy services from the company. The variances that were identified were the result of the determination that the revenue and/or profit in these transactions were incorrectly recognized upfront and should be deferred. The total amount of revenue and adjusted EBITDA of all these equipment sales in 2000 and 2001 is as follows: (1) revenues of $100 million or 0.6 percent of total revenue, in 2000 and $183 million, or 0.9 percent of total revenue, in 2001 and (2) adjusted EBITDA of $80 million, which is 1.2 percent of adjusted EBITDA, in 2000 and $82 million, which is 1.1 percent of adjusted EBITDA, in 2001. The company has already reduced revenues and adjusted EBITDA by $73 million and $124 million, respectively, in the fourth quarter of 2001 to adjust for these transactions. The proposed further adjustments either defer the revenue and gross margin originally recognized up front or adjust the previous correction in the appropriate quarter. The company is continuing to discuss the accounting for these transactions with KPMG.

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QwestDex

The company, in consultation with KPMG, is also analyzing certain accounting policies and practices with respect to its QwestDex directories business, including, among other things, the changes in the production schedules and lives of some of its QwestDex directories. If the company were to determine that any of these policies and practices were inappropriate, the company believes a restatement would include adjustments as to the timing of the revenue recognized under such polices and these adjustments may be significant.

Telecommunications Services

During 2000 and 2001 the company received services from third party telecommunications providers and paid such providers but did not record the cost entry for such services properly. The company has preliminarily estimated that 2000 costs were overstated by $15 million, which is 0.2 percent of adjusted EBITDA and 2001 costs were understated by approximately $113 million, which is
1.5 percent of adjusted EBITDA.

CEO and CFO Statements

An order issued by the SEC in June 2002 requires the chief executive officer and chief financial officer of the company, and 944 other publicly traded companies, to state or assert (or to explain why they are unable to state) in a filing with the SEC by August 14, 2002 that, to the best of their knowledge (based upon a review of the respective company's annual report on Form 10-K for the most recent fiscal year and all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of the company filed with the SEC after the Form 10-K and except as corrected or supplemented in a subsequent covered report), the covered reports (1) did not contain an untrue statement of material fact as of the end of the period covered by the respective report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed with the SEC) and (2) did not omit to state a material fact necessary to make the statements in the respective report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by the report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed). The company's chief executive officer and chief financial officer joined the company in June 2002 and July 2002, respectively.

The company said that these officers currently intend to explain in the sworn written statements, which they intend to submit to the SEC by August 14, 2002, that they will be unable to make the statement specified in the SEC order because of the expected restatement of the company's financial statements, the ongoing analyses by the company and KPMG of the accounting policies and practices of the company and the ongoing investigation by the SEC, among other reasons.

Review of Second Quarter Financial Statements

KPMG has informed the company that due to the identification of the adjustments that the company believes it is required to make in its financial statements, the ongoing analyses by the company and KPMG of the accounting policies and practices of the company and the inability of the company's chief executive officer and the chief financial officer to make the assertion referred to above, KPMG is not able to complete all the procedures necessary to finalize its review of the financial statements to be included in the second quarter 2002 report on Form 10-Q required by the regulations under the federal securities laws. Although the company does not anticipate that the failure to obtain this review will have a material adverse effect on the company, there can be no assurances in this regard.

Update on SFAS 142 Impairment Charge

As stated in the company's Form 10-Q for the period ended March 31, 2002, the company expected an impairment of the carrying amount of its goodwill upon adoption of the transition provisions of FASB Statement No. 142. That impairment was estimated to be in the range of $20 to $30 billion. The methodology used to calculate this range is being evaluated by our new auditors KPMG. Prior to filing its Form 10-Q for the period ended June 30, 2002, the company will either have to determine whether any changes to the methodology will require a change in the previously disclosed estimate or the company will have to update its disclosure of the estimated impairment charge.

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Definitions: For purposes of this release, "adjusted earnings before interest, taxes, depreciation and amortization" ("adjusted EBITDA") does not include non-recurring and non-operating items, which for the relevant periods includes restructuring changes, merger-related and other charges, asset write-offs and impairments, gains/losses on the sale of investments and fixed assets, gains/losses on sales of rural exchanges, and changes in the market values of investments. The company uses adjusted EBITDA as a measure of its operating performance. The company believes that adjusted EBITDA is important to investors in the company's debt and equity securities and to analysts that cover these securities because it is one measure of the income generated that is available to service debt. Adjusted EBITDA does not represent cash flow for the periods presented and should not be considered as an alternative to cash flows as a source of liquidity. Moreover, the items excluded from the calculation of adjusted EBITDA are significant components in understanding and assessing the company's financial performance. The company's definition of adjusted EBITDA is not necessarily comparable with EBITDA (earnings before interests, taxes, depreciation and amortization) or adjusted EBITDA as used by other companies or with similar concepts used in the company's debt instruments. Adjusted EBITDA is reported as a complement to the financial results in accordance with generally accepted accounting principles and is presented to provide investors additional information concerning the company's operations.

About Qwest

Qwest Communications International Inc. (NYSE: Q) is a leader in reliable, scalable and secure broadband data, voice and image communications for businesses and consumers. The Qwest Macro Capacity(R) Fiber Network, designed with the newest optical networking equipment for speed and efficiency, spans more than 175,000 miles globally. For more information, please visit the Qwest Web site at www.qwest.com.

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This release may contain projections and other forward-looking statements that involve assumptions, risks and uncertainties. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest Communications International Inc. (together with its affiliates, "Qwest", "we" or "us") with the Securities and Exchange Commission (the "SEC"), specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in our 14-state local service area, including its effect on our customers and suppliers; any adverse outcome of the SEC's current inquiries into Qwest's accounting policies, practices and procedures; adverse results of increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, and difficulties in combining the operations of the combined company; our future ability to provide interLATA services within our 14-state local service area; potential fluctuations in quarterly results; volatility of Qwest's stock price; intense competition in the markets in which we compete; changes in demand for our products and services; adverse economic conditions in the markets served by us or by companies in which we have substantial investments; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; adverse developments in commercial disputes or legal proceedings; and changes in the outcome of future events from the assumed outcome included by Qwest in its significant accounting policies. The information contained in this release is a statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. The cautionary statements contained or referred to in this release should be considered in connection with any subsequent written or oral forward looking statements that Qwest or persons acting on its behalf may issue. This release may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.

Contact Information:

         Corporate Media Contact            Investor Contact
         Tyler Gronbach                     Stephanie Comfort
         (303) 992-2155                     800-567-7296
         tyler.gronbach@qwest.com           IR@qwest.com

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